As filed with the Securities and Exchange Commission on January 13, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ING GROEP N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

ING Groep N.V.

Bijlmerplein 888

1102 MG Amsterdam

P.O. Box 1800, 1000 BV Amsterdam

The Netherlands

(Address of Principal Executive Offices)

ING FINANCIAL SERVICES LLC

401(K) SAVINGS PLAN

(Full Title of the Plan)

Marcy S. Cohen, General Counsel

ING Financial Services LLC

1133 Avenue of the Americas

New York, New York 10036

(646) 424-6159

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Ordinary Shares of ING Groep N.V. with a nominal value of EUR 0.01 each(1)	1,500,000	$14.57	$21,858,525	$2,533.40

(1)	A separate registration statement on Form F-6 (Registration No. 333-186507) has been filed with respect to the American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts. Each ADS represents one ordinary share.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers such additional ordinary shares as may be necessary to adjust the number of ordinary shares reserved for issuance pursuant to the ING Financial Services LLC 401(k) Savings Plan for any future stock split, stock dividend or similar adjustment of the outstanding ordinary shares. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the ING Financial Services LLC 401(k) Savings Plan. Pursuant to Rule 457(h)(2) under the Securities Act, no fee is payable with respect to the registration of these interests.
(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low sales prices of ordinary shares on the Euronext Amsterdam Stock Market on January 9, 2017, within five business days prior to filing, which was EUR 13.78. Such EUR price was converted to U.S. dollars at U.S. $1.0575 = EUR 1.00, the spot rate at noon (EST) on January 9, 2017.

Registration of Additional Securities – Explanatory Note

ING Groep N.V. (the “Registrant”) is filing this registration statement to register an additional 1,500,000 of its Ordinary Shares for issuance under the ING Financial Services LLC 401(k) Savings Plan (the “Plan”), and an indeterminate amount of interests to be offered or sold pursuant to the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 8, 2010 (File No. 333-168020) of ING Groep N.V. (the “Prior Registration Statement”) are incorporated herein by reference, except for Item 3 and Item 8 of Part II of the Prior Registration Statement, which are being updated by this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be provided to participants in the Plan in conjunction with this registration statement and, together with the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (together, the “Prospectus”). Such Prospectus updates the Section 10(a) prospectus provided to participants in the Plan in connection with the Prior Registration Statement and relates to the securities registered thereunder.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed or submitted by the Registrant with the Commission, are incorporated by reference in and made a part of this registration statement, as of their respective dates:

1. The description of the Registrant’s Ordinary Shares contained in the Registration Statement on Form 8-A filed on May 20, 1997 (File No. 1 146242), and reports filed for purposes of updating that description;

2. The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed on March 3, 2016;

3. The Plan’s Annual Report on Form 11-K filed on June 29, 2016 for the fiscal year ended December 31, 2015; and

4. The Registrant’s Reports on Form 6-K filed on March 15, 2016, April 18, 2016, April 20, 2016, April 25, 2016, May 11, 2016, June 1, 2016, June 9, 2016, July 5, 2016, July 13, 2016, August 3, 2016, August 4, 2016, August 12, 2016, September 29, 2016, October 3, 2016, November 3, 2016, November 30, 2016, December 5, 2016 and January 6, 2017.

To the extent designated therein, certain Reports on Form 6-K and all documents subsequently filed by the Registrant or by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold, or that deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference into, and to be a part of, this registration statement from the date of filing of those documents. Any statement contained in any such document will automatically update and supersede any information previously incorporated by reference into this registration statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS.

Exhibit Number

4.1	Amended and Restated Articles of Association of ING Groep N.V., dated July 26, 2016 (incorporated by reference to the Registrant’s Report on Form 6-K filed on January 6, 2017)

4.2	Form of Deposit Agreement among ING Groep N.V., Stichting ING Aandelen, as trustee, JP Morgan Chase Bank, as depositary, and the holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (incorporated by reference to the Registrant’s Registration Statement on Form F-6 (File No. 333-186507), filed on February 8, 2013, as amended by the prospectus filed pursuant to Rule 424(b)(3) on July 26, 2016)

4.3	ING Financial Services LLC 401(k) Savings Plan, as amended

23.1	Consent of Ernst & Young Accountants LLP

24.1	Power of Attorney (included in signature page)

The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan.

This registration statement relates only to previously issued Ordinary Shares. As a result, no opinion with respect to the validity of the Ordinary Shares registered hereunder is required.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, the Netherlands, on this 9th day of January, 2017.

ING GROEP N.V.

By:	/s/ Ralph Hamers
Name:	Ralph Hamers
Title:	Chairman of the Executive Board and Chief Executive Officer

By:	/s/ Patrick Flynn
Name:	Patrick Flynn
Title:	Member of the Executive Board and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints each of J.W.G. Vink, B.M. Stoelinga and W.A. Brouwer, his or her true and lawful attorney-in-fact with full power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Commission, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Executive Board or officer of the Registrant, this registration statement, any and all amendments (including post-effective amendments) to this registration statement and any other documents filed with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ralph Hamers Ralph Hamers	Chairman of the Executive Board and Chief Executive Officer (Principal Executive Officer)	January 9, 2017

/s/ Patrick Flynn Patrick Flynn	Member of the Executive Board and Chief Financial Officer (Principal Financial Officer)	January 9, 2017

/s/ Wilfred F. Nagel Wilfred F. Nagel	Member of Executive Board	January 9, 2017

/s/ Norman Tambach Norman Tambach	(Principal Accounting Officer)	January 9, 2017

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of January, 2017.

ING Financial Services LLC 401(k) Savings Plan

By:	The ING Financial Services LLC Benefits Committee

By:	/s/ James M. Beach
Name: James M. Beach
Title: Head of Human Resources

By:	/s/ Karen Morse
Name: Karen Morse
Title: Director, Employee Benefits

Pursuant to the requirements of the Securities Act of 1933, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of ING Groep N.V. in the United States, in the City of New York, State of New York, on this 9th day of January, 2017.

ING Financial Services LLC

By:	/s/ Marcy Cohen
Name: Marcy Cohen
Title: Managing Director and General Counsel

By:	/s/ Timothy M. Meehan
Name: Timothy M. Meehan
Title: Senior Deputy General Counsel

EXHIBIT INDEX

Exhibit Number

4.1	Amended and Restated Articles of Association of ING Groep N.V., dated July 26, 2016 (incorporated by reference to the Registrant’s Report on Form 6-K filed on January 6, 2017)

4.2	Form of Deposit Agreement among ING Groep N.V., Stichting ING Aandelen, as trustee, JP Morgan Chase Bank, as depositary, and the holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (incorporated by reference to the Registrant’s Registration Statement on Form F-6 (File No. 333-186507), filed on February 8, 2013, as amended by the prospectus filed pursuant to Rule 424(b)(3) on July 26, 2016)

4.3	ING Financial Services LLC 401(k) Savings Plan, as amended

23.1	Consent of Ernst & Young Accountants LLP

24.1	Power of Attorney (included in signature page)